UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2007

General DataComm Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8086	06-0853856
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6 Rubber Avenue, Naugatuck, CT		06770
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (203)-729-0271

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Enter into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 12, 2007, the Corporation entered into an amendment of its loan arrangements with Howard S. Modlin, Chairman of the Board and Chief Executive Officer. Pursuant to such amendment, a $125,000 demand loan without interest made by Mr. Modlin on January 16, 2007 and a second demand loan of $100,000 made on March 9, 2007 were reflected by demand promissory notes bearing interest at the rate of 10% per annum from March 12, 2007 The transactions were unanimously approved by the Corporation’s Board of Directors on March 12, 2007.

Item 9.01(d) Exhibits

10.1	Eighth Amendment to Additional Senior Security Agreement
10.2	$125,000 Promissory Note - Modlin
10.3	$100,000 Promissory Note - Modlin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General DataComm Industries, Inc.
(Registrant)

By: /S/ William G. Henry
William G. Henry
Vice President, Finance and Administration, and Principal Financial Officer

March 14, 2007